UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017 (February 28, 2017)

BERRY PETROLEUM COMPANY, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	1-9735	77-0079387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Truxtun Avenue, Suite 100

Bakersfield, California 93309

(Address of principal executive offices) (Zip Code)

(661) 616-3895

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 28, 2017, the Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC (the “Company”) became effective and was implemented in accordance with its terms. Under the Plan, the Company emerged from bankruptcy as a wholly-owned subsidiary of Berry Petroleum Corporation, a newly formed Delaware corporation.

Prior to the effective date of the Plan, the Company voluntarily filed periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to contractual agreements set forth in indentures governing the Company’s 6.75% senior notes due 2020 and 6.375% senior notes due 2022 (collectively, the “Unsecured Notes”). Under the Plan, all outstanding obligations under the Unsecured Notes were cancelled and the indentures governing these obligations were terminated. As a result, since February 28, 2017 the Company is no longer required to file, and does not anticipate filing, any reports with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY, LLC

Dated: April 26, 2017

	By:	/s/ Arthur T. Smith
Name: Arthur T. Smith
Title: Chief Executive Officer